ACCOUNTANTS' CONSENT


     We consent to the use in this Form S-3 Registration Statement relating to the sale of 703,297 shares of common stock, $.10 par value, of Florida Gaming Corporation of our report dated March 21, 1996, accompanying the December 31, 1995 financial statements of Florida Gaming Corporation incorporated by reference in such Registration Statement, and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

                                   KING & COMPANY, PSC


                                   /s/ King & Company, PSC

Louisville, Kentucky
February 10, 1997